UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 3, 2011

OPHTHALMIC IMAGING SYSTEMS
(Exact Name of Registrant as Specified in its Charter)

CALIFORNIA	1-11140	94-3035367
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

221 Lathrop Way, Suite I Sacramento, California	95815
(Address of Principal Executive)	(Zip Code)

(Registrant’s telephone number, including area code): (916) 646-2020

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement;

    On March 3, 2011, Ophthalmic Imaging Systems, a California corporation (the “Company”), and Mizrahi Tefahot Bank Ltd (the "Bank") amended the terms of the secured debenture, originally issued by the Company to the Bank on October 23, 2009, to increase the principal amount under the secured debenture from $1,500,000 to $2,250,000 and defer principal payments due thereon for 6 months, such that the next principal payment with respect to the Notes will be due July 1, 2011. The secured debenture balance accrues interest at a rate equal to LIBOR plus 4.75% which is calculated as 5.01% as of March 9, 2011. In addition, principal payments are required to be made in 36 equal monthly installments beginning July 1, 2011 ending June 2, 2014.

    As consideration for the refinance of the Note, the Company issued warrants (the “Warrants”) to purchase an aggregate of 215,000 shares of the Company’s common stock (“Common Stock”). These Warrants have an exercise price of $1 which will expire upon the earlier of March 3, 2014 or 12 months following the completion of (1) a primary public offering of the Company’s common stock (a “ Public Offering ”) or (2) (a) the sale of all or substantially all of the Company’s assets or (b) the merger or consolidation of the Company with or into another entity, pursuant to which 50% of the Company’s outstanding common stock is held be person(s) who prior to the transaction held, in aggregate, less than 5% (together, a “ Liquidity Event, ” and together with a Public Offering, an “Exit Event”); provided however, if the underwriter in a Public Offering or the purchasing person(s) in a Liquidity Event require that all outstanding warrants and options of the Company, including the Warrant be exercised prior to or part of the Public Offering or Liquidity Event, as applicable, then the Warrant will terminate, subject to certain notice requirements, upon completion of such transaction.

    The exercise price of the Warrants may be adjusted, and the number of shares of common stock to be issued upon exercise of the Warrants will be adjusted, upon the occurrence of, among other things, the payment of a stock dividend or a stock split. In addition, the Warrants includes certain anti-dilution provisions if the Company issues or sells any equity securities or securities convertible into equity, options or rights to purchase equity securities at a per share selling price less than the Bank’s exercise price. These adjustments are calculated on a weighted average basis and based on the difference between the issuance price and the then market price.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

    The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2011
OPHTHALMIC IMAGING SYSTEMS

By:	/s/ Ariel Shenhar
Name:	Ariel Shenhar
Title:	Chief Financial Officer